UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Oaktree Capital Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

(Address of principal executive offices, including zip code)

(213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.625% Series A preferred units	OAK-PA	New York Stock Exchange
6.550% Series B preferred units	OAK-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 28, 2024, Nicholas H. Goodman was appointed chief executive officer of Oaktree Capital Group, LLC (the “Company”) by the board of directors of the Company (the “Board”), effective as of March 1, 2024. The appointment of Mr. Goodman was effected in connection with the planned 2024 Restructuring (as defined below) described in Item 8.01 herein.

Mr. Goodman, 42, has served as President and Chief Financial Officer of Brookfield Corporation (together with its affiliates, “Brookfield”) since August 2022 and will continue to serve in that role. Prior to that, he has served in various roles with Brookfield since 2010, including Managing Partner and Treasurer of Brookfield Corporation.

Mr. Goodman will not receive any compensation from the Company in exchange for his services as the Company’s chief executive officer.

There are no family relationships between Mr. Goodman and any director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On March 5, 2024, the Company posted to its website a Questions & Answers document (“Q&A”) with respect to the 2024 Restructuring (as defined below). A copy of the Q&A is furnished as Exhibit 99.1 hereto. Such Q&A shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

The Company also hereby announces that the Company plans to change its name to Brookfield Oaktree Holdings, LLC, effective March 15, 2024. The Company’s 6.625% Series A preferred units and 6.550% Series B preferred units will continue trading under the ticker symbols “OAK-PA” and “OAK-PB”, respectively, on the New York Stock Exchange. The Preferred Units will not be assigned new CUSIP numbers in connection with the name change.

Also on March 15, 2024, the operating agreements and certificates of formation of Atlas OCM Holdings, LLC (“Atlas OCM”), Oaktree Holdings, LLC and OCM Holdings I, LLC are each expected to be amended and restated to reflect changes of their respective entity names to Oaktree Capital Holdings, LLC, Brookfield OCM Holdings, LLC and Brookfield OCM Holdings II, LLC. Atlas OCM indirectly controls the general partner of each of the operating subsidiaries that constitute the Oaktree Operating Group (as defined in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022), other than Oaktree Capital I, L.P. Oaktree Holdings, LLC is a wholly owned subsidiary of the Company that controls OCM Holdings I, LLC, which holds a majority economic interest in Oaktree Capital I, L.P. During the second quarter of 2024, subject to obtaining certain regulatory approvals, an internal reorganization (the “2024 Restructuring”) is expected to be effected whereby, among other things, the General Partner of Oaktree Capital I, L.P. will be changed from OCM Holdings I, LLC to Oaktree Capital I GP, LLC, a newly formed subsidiary of Atlas OCM. Also in connection with the 2024 Restructuring, (i) OCM Holdings I, LLC will remain a limited partner of Oaktree Capital I, L.P. and retain its economic interest therein, (ii) Oaktree Capital Group Holdings, L.P. (“OCGH”) will continue to hold all of the Class B common units of the Company and retain its right to designate members of the Board and (iii) Brookfield will continue to indirectly hold all of the Class A common units of the Company and retain its right to designate members of the Board. The 2024 Restructuring will not have an economic impact on the Company.

Prior to the completion of the 2024 Restructuring, the Company plans to enter into a letter agreement (the “Letter Agreement”) with Atlas OCM whereby Atlas OCM will agree that, so long as any of (i) the Company’s 6.625% Series A preferred units or 6.550% Series B preferred units (collectively, the “Preferred Units”) or (ii) the Series A Preferred Mirror Units or the Series B Preferred Mirror Units of Oaktree Capital I, L.P. (collectively, the “Preferred Mirror Units”) are outstanding, for any then-current quarterly distribution period, unless distributions have been declared and paid or declared and set apart for payment on the Preferred Units or the Preferred Mirror Units, then, in each case for such then-current quarterly distribution period only, Atlas OCM (a) shall not cause or permit any of its operating subsidiaries to repurchase such operating subsidiary’s common units or other junior units and (b) shall not cause or permit any of its operating subsidiaries to declare or pay or set apart payment for distributions on any of such operating subsidiary’s common units or other junior units, other than, in the case of each of clauses (a) and (b), certain permitted distributions, or repurchases or distributions the proceeds of which are used, directly or indirectly, to effect any permitted distribution.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Questions & Answers About Upcoming Changes to Oaktree Capital Group, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Daniel D. Levin
Name:	Daniel D. Levin
Title:	Chief Financial Officer and Secretary

Date: March 5, 2024